RECEIVABLES AGREEMENT AND GUARANTY



                                      Among



                              SCI TECHNOLOGY, INC.,

                   (as Seller, Borrower and Initial Servicer)


                               SCI SYSTEMS, INC.,

                                 (as Guarantor)


                           GOTHAM FUNDING CORPORATION,

                            (as Purchaser and Lender)


                                       and


                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                   (as Agent)



                          Dated as of October 31, 1996












                                TABLE OF CONTENTS


                                                                  Page

ARTICLE I                                                           1
DEFINITIONS                                                         1
SECTION 1.01.     Certain Defined Terms                             1
SECTION 1.02.     Interpretation                                    11

ARTICLE II                                                          12
RECEIVABLES PURCHASE FACILITY                                       12
SECTION 2.01.Facility.                                              12
SECTION 2.02.Purchases                                              12
SECTION 2.03.Selection of Tranches                                  13
SECTION 2.04.Discount, Fees and Other Costs and Expenses            13
SECTION 2.05.Fees                                                   14
SECTION 2.06.Deemed Collections                                     14
SECTION 2.07.Receivables and Loan Reports                           14
SECTION 2.08.Intention of the Parties;
             Protection of Ownership Interest of Gotham             15

ARTICLE III                                                         15
INVENTORY FACILITY                                                  15
SECTION 3.01.Facility                                               15
SECTION 3.02.Making of Loans.                                       16
SECTION 3.03.The Note                                               16
SECTION 3.04.Repayment and Prepayment of Loans                      16
SECTION 3.05.Interest                                               17
SECTION 3.06 Fees                                                   17
SECTION 3.07.Principal  to  Become  Non-Recourse                    17
SECTION 3.08.Deemed Collections                                     18
SECTION 3.09.Security Interest; Related Matters                     18

ARTICLE IV                                                          19
CONDITIONS                                                          19
SECTION 4.01.Conditions Precedent to Initial Purchase or Loan       19
SECTION 4.02.Conditions Precedent to All Purchases and Loans        21

ARTICLE V                                                           22
REPRESENTATIONS AND WARRANTIES                                      22
SECTION 5.01.Representations and Warranties of SCI                  22
SECTION 5.02.Representations and Warranties of the Guarantor        24

ARTICLE VI                                                          26
COVENANTS OF SCI AND THE GUARANTOR                                  26
SECTION 6.01.General                                                26
SECTION 6.02 As to Inventory Facility Collateral                    30
SECTION 6.03.As to Receivables                                      31

ARTICLE VII                                                         34
ADMINISTRATION AND COLLECTION                                       34
SECTION 7.01.Designation   of  Servicer                             34
SECTION 7.02.Settlements;Settlement  Statements                     34
SECTION 7.03.Duties  of  Servicer;  Settlement Procedures           34
SECTION 7.04.Rights    of   the   Agent                             35
SECTION 7.05.Responsibilities  of  SCI.                             36
SECTION 7.06.Semi-Annual   Servicer's Certificate                   36
SECTION 7.07.Annual Independent Public Accountant Servicing Report. 36
SECTION 7.08.Lock-Box Notices.                                      36

ARTICLE VIII                                                        37
TERMINATION EVENTS                                                  37
SECTION 8.01.Termination Events                                     37

ARTICLE IX                                                          39
THE AGENT                                                           39
SECTION 9.01.Authorization and Action.                              39
SECTION 9.02.Agent's Reliance, Etc.                                 40
SECTION 9.03.Agent and Affiliates                                   40

ARTICLE X                                                           40
INDEMNIFICATION                                                     40
SECTION 10.01.(a)General Indemnities by SCI                         40
SECTION 10.02.Tax Indemnification                                   42
SECTION 10.03.Increased Cost and Reduced Return.                    42

ARTICLE XI                                                          43
SECURITY INTEREST                                                   43
SECTION 11.01.Grant of Security Interest                            43
SECTION 11.02.Further Assurances                                    43
SECTION 11.03.Remedies                                              43

ARTICLE XII                                                         44
MISCELLANEOUS                                                       44
SECTION 12.01.Amendments, Etc.                                      44
SECTION 12.02.Notices, Etc.                                         44
SECTION 12.03.No Waiver; Remedies                                   45
SECTION 12.04.Binding Effect; Term of Agreement                     45
SECTION 12.05.GOVERNING LAW; CONSENT TO JURISDICTION                45
SECTION 12.06 Facility Costs.                                       46
SECTION 12.07.Non-Petition Agreement                                47
SECTION 12.08.License of Certain Patent and Other Rights            47
SECTION 12.09.Execution in Counterparts                             48
SECTION 12.10.Payments and Computations                             48
SECTION 12.11.Full Recourse Obligations of SCI.                     48

ARTICLE XIII                                                        49
GUARANTY                                                            49
SECTION 13.01.Guaranty.                                             49
SECTION 13.02.Consents and Waivers by the Guarantor                 49
SECTION 13.03.No Subrogation                                        50
SECTION 13.04.Reinstatement of Guaranty                             51
SECTION 13.05.Assignment; Successors                                51



SIGNATURES

EXHIBIT A                  -        Receivables and Loan Report
EXHIBIT B                  -        Settlement Statement
EXHIBIT C                  -        Lock Box Notice
EXHIBIT D-1                -        Form of Opinion of Powell, Goldstein,
                                    Frazer & Murphy
EXHIBIT D-2                -        Form of Opinion of Michael M. Sullivan, Esq.
EXHIBIT E                  -        Form of the Contract
EXHIBIT F                  -        Form of Note
EXHIBIT G                  -        Form of Toshiba Letter
EXHIBIT H                  -        Form of Confirming Assignment

Schedule I                 -        Lock Box Bank
Schedule II                -        Applicable Margin
Schedule III               -        Location of Records









                       RECEIVABLES AGREEMENT AND GUARANTY

                          Dated as of October 31, 1996

among SCI TECHNOLOGY, INC., an Alabama corporation (together with its successors and assigns, "SCI"), SCI SYSTEMS, INC., a Delaware corporation (together with its successors and assigns, the "Guarantor"), GOTHAM FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, "Gotham") and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, a New York trust company, as agent for Gotham (together with its successors and assigns, the "Agent").

                  In consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION   1.01.   Certain   Defined  Terms  .
(a) The terms "accounts," "chattel paper," "contract," "contract rights," "documents," "equipment," "general intangibles," "goods," "instruments" and "inventory" shall have the respective meanings ascribed thereto in the Uniform Commercial Code in effect in the State of New York from time to time.

(b) The following terms shall have the following meanings:

                  "Adverse Claim" means, with respect to any asset or right, (i) any Lien (except Liens in favor of Gotham or the Agent hereunder) or Transfer Restriction thereon or (ii) any claim of any Person to ownership thereof or to any right, participation or interest therein.

                  "Affiliate" means, as to any Person, any other Person that directly or indirectly, is in control of, is controlled by or is under common control with such Person. The term "control" means the direct or indirect ownership of 10% or more of any class of voting Securities of the controlled Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent's Account" means the special account (account number 310-035-147) of the Agent maintained at the office of Agent at 1251 Avenue of the Americas, New York, New York 10020.

                  "Aggregate Net Investment" means, at the date of any calculation thereof, the sum of the amounts paid to SCI for each Purchase less the aggregate amount of Collections actually received and distributed to Gotham to reduce such Aggregate Net Investment pursuant to Section 7.03. Aggregate Net Investment shall not be reduced by any Collections set aside pursuant to Section
7.03 until such Collections are actually received by Gotham.

                  "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to the Aggregate Net Investment at such time, (ii) the aggregate accrued and unpaid interest on all Loans, (iii) the then Aggregate Net Investment, (iv) the then aggregate outstanding principal balance of all Loans, and (v) all other amounts (including without limitation all fees, expenses and indemnities) owed, whether due or accrued, hereunder by SCI and/or the Guarantor at such time.

                  "Applicable Margin" means, at the time of any determination thereof, the margin then applicable pursuant to Schedule II hereto.

                  "Applicable Period" has the meaning specified in Section 12.11 hereof.

                  "Arrangement Fee" means a fee of $100,000, which is payable upon execution and delivery of this Agreement.

                  "Available Amount" means at least $1,000,000 except for (a) a Loan in an amount equal to the remaining Inventory Facility Commitment Amount, which Loan may be in such remaining amount, (b) a Purchase in an amount equal to the difference between (i) $50,000,000 and (ii) the sum of (A) the then Aggregate Net Investment plus (B) the then outstanding principal amount of all Loans, which Purchase may be in such remaining amount and (c) any Purchase or Loan during a Toshiba Wind-Down, which Purchases and Loans shall have a minimum amount of $200,000 and any higher integral multiple of $1,000.

                  "Base Rate" means, for any day, an interest rate per annum equal to the higher of:

                   (a)  the Prime Rate for such day; and

                   (b)  0.50% above the Federal Funds Rate for such day.

                  "Borrowing Base" has the meaning specified in Section 3.01.

                  "Business Day" means any day on which commercial banks are not authorized or required to close in New York City.

                  "Change in Control" means (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the Voting Shares of the Guarantor entitled to exercise more than thirty percent (30%) of the total voting power of all outstanding Voting Shares of the Guarantor (including any such Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or (ii) a change in the board of directors of the Guarantor in which the individuals who constituted the board of directors of the Guarantor at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the board of directors of the Guarantor or whose nomination for election by the shareholders of the Guarantor was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) at any time, (x) the common stock of the Guarantor ceases to be registered under Section 12(b) or 12(g) of the Exchange Act, (y) the common stock is held of record by fewer than three hundred (300) Persons, or (z) the common stock of the Guarantor is neither reported on the National Market System of NASDAQ nor listed on a national stock exchange.

                  "Collections" means, with respect to any Receivable as of any date, (i) the sum of all amounts, whether in the form of cash, checks, drafts or other instruments, received by SCI or the Servicer in payment of, or applied to, any amount owed by Toshiba on account of such Receivable, including, without limitation, all cash Proceeds of the Related Security, on or before such date; and (ii) all amounts deemed to have been received by SCI with respect to such Receivable pursuant to Sections 2.06 and 3.08.

                  "Commercial Paper" means promissory notes of Gotham issued in the commercial paper market.

                  "Compromised Receivable" means any Receivable, the Outstanding Balance of which is either (i) reduced as a result of any defective, rejected or returned merchandise, insurance or services, any cash discount, or any other adjustment of any kind by SCI or any Affiliate of SCI or (ii) reduced or canceled as a result of any claim by Toshiba (or any Affiliate of Toshiba) against SCI or any Affiliate of SCI (whether such claim arises out of the same or a related transaction or an unrelated transaction).

                  "Compromised Receivable Ratio" means the ratio (expressed as a percentage) computed as of any date by dividing (x) the sum of (I) the then Outstanding Balance of all Compromised Receivables plus (II) the then Outstanding Balance of all Disputed Receivables by (y) the then Outstanding Balance of all Receivables.

                  "Contract" means the Agreement between Toshiba and SCI, dated as of September 3, 1996, in substantially the form of Exhibit E hereto, as from time to time amended, supplemented, restated or modified.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking of any kind to which such Person is a party or by which it or any of its property is bound.

                  "CP Rate" means, for any period and with respect to any Purchase or Loan funded by Commercial Paper, a rate per annum calculated by the Agent to reflect Gotham's cost of so funding the same, taking into account the weighted daily average interest rate payable in respect of such Commercial Paper during such period (determined in the case of discount Commercial Paper by converting the discount to an interest bearing equivalent rate per annum) and applicable placement fees and commissions.

                  "Debt" of any Person means, at any date, without  duplication:
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable no more than 90 days from the date of incurrence thereof, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person under take-or-pay or similar contracts, (vi) all obligations of such Person to reimburse or indemnify the issuer of a letter of credit or Guarantee for drawings or payments thereunder, (vii) all obligations of such Person to purchase Securities or other property that arise out of or in connection with the sale of the same or substantially similar Securities or property, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

                  "Default Ratio" means the ratio (expressed as a percentage) computed as of any date by dividing (x) the then aggregate Outstanding Balance of all Defaulted Receivables by (y) the then aggregate Outstanding Balance of all Receivables.

                  "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 61 days from the original due date for such payment, or (b) which, consistent with SCI's credit and collection policy, would be written off on SCI's books as uncollectible.

                  "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of any date by dividing (x) the then aggregate
Outstanding Balance of all Delinquent Receivables by (y) the then aggregate Outstanding Balance of all Receivables.

                  "Delinquent Receivable" means a Receivable : (a) as to which any payment, or part thereof, remains unpaid for 31 days or more from the original due date for such payment; or (b) which, consistent with SCI's credit and collection policy, would be classified as delinquent by SCI.

                  "Discount" means, with respect to any Tranche:

                   (TR +AM) x TA x  AD360

where:

     AM = the Applicable Margin.

     TR = the Tranche Rate applicable to such Tranche.

     TA = the portion of the Aggregate Net Investment allocated to such Tranche.

     AD = the actual number of days during such Settlement Period.

     provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum rate permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

                  "Disputed Receivable" means any Receivable, whether or not past due, as to which Toshiba has alleged, or overtly acted on the basis, that all or any portion of the Outstanding Balance thereof is not due and owing.

                  "Dollars" and "$" means lawful currency of the United States.

                  "Effective Date" means October 31, 1996.

                  "Eligible Receivable" means a Receivable: (i) which is not subject to any Adverse Claim; (ii) which is not a Disputed Receivable or Compromised Receivable and which is due and owing in full pursuant to the terms of the Contract; (iii) which was originated during the term (including any extensions thereof pursuant to the terms thereof) of the Contract and which, according to the Contract, is required to be paid in full within 30 days of the original billing date therefor; (iv) which is an "account" or "general intangible" under the applicable UCC, is not represented by an "instrument" or any "chattel paper" under the applicable UCC and which represents all or part of the sales price of merchandise or goods in the ordinary course of business; (v) a purchase of (or loan secured by) which would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; (vi) which is denominated and payable only in Dollars in the United States; (vii) the Outstanding Balance of which does not include any amount for sales, value added or similar taxes or any amount as to which Toshiba is permitted to withhold payment until the occurrence of a specified event or condition (including, without limitation, "guaranteed" or "conditional" sales);
(viii) which, together with the related Receivables Documentation, has been duly authorized and is in full force and effect and constitutes the legal, valid, binding and irrevocable obligation of Toshiba, enforceable against Toshiba in accordance with its terms, and is not subject to any dispute, offset, counterclaim or defense whatsoever; (ix) which, together with the related Receivables Documentation, does not contravene any Requirement of Law; (x) with respect to which no party to the Contract or any other Receivables Documentation related thereto is in violation of any Requirement of Law other than any such violation which could not have an adverse effect on Gotham whether by reason of an effect on the collectiblity (or timeliness of payments) or enforceability of any Receivable, the value of any Inventory or in any other manner whatsoever; and (x) as to which SCI has fully performed all of its obligations under the Contract, no rejection or return of the goods or services which gave rise to such Receivable has occurred and all goods and services in connection therewith have been finally performed or delivered to and accepted by Toshiba without dispute.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Executive Officer" means those officers of the Guarantor who are deemed to be "Executive Officers" thereof pursuant to Rule 405 of Regulation C of the Securities Act or any officer of the Guarantor or SCI who is a senior vice president thereof.

                  "Facility Amount" means $50,000,000.

                  "Facility Costs" means all costs and expenses referred to in
Section 12.06.

                  "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Governmental Authority" shall mean any nation or state or any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); provided, that, the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

                  "Indemnified Party" shall mean each of: Gotham, the Agent and the Liquidity Bank and their respective Affiliates, successors, permitted transferees and permitted assigns.

                  "Inventory" means parts and materials purchased or ordered on a non-cancelable basis by SCI, as contemplated by the Contract, pursuant to a Master Purchase Order or a Procurement Letter, in each case issued by Toshiba to SCI under (and as defined in) the Contract.

                  "Inventory Facility Collateral" has the meaning specified in
Section 3.09.

                  "Inventory Facility Commitment Amount" has the meaning specified in Section 3.01.

                  "Inventory Facility Obligations" has the meaning specified in
Section 3.09.

                  "Invoice" means an invoice issued to Toshiba by SCI pursuant to the Contract.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, judgment or charge of any kind, or other security agreement or preferential arrangement of any kind or nature whatsoever with respect to any asset or property of the Person in question, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement under the UCC, or other law relating to Liens, of any jurisdiction.

                  "Liquidity Agreement" means the Liquidity Agreement, dated as of April 1, 1994, between Gotham and the Liquidity Bank, as from time to time amended, supplemented or modified.

                  "Liquidity Bank" means The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, and its successors.

                  "Liquidity Loan" means a loan made under the Liquidity Agreement.

                  "Loan" has the meaning specified in Section 3.01.

                  "Loan Notice" has the meaning specified in Section 3.02.

                  "Lock-Box Account" means the account (no. 289-001-0302) maintained by SCI at the Lock-Box Bank for the sole purpose of receiving Collections from Receivables.

                  "Lock-Box Bank" means the bank set forth in Schedule I hereto.

                  "Lock-Box Notice" means a notice in substantially the form of Exhibit C from SCI to the Lock-Box Bank.

                  "Material Adverse Change" means a material adverse change in the business, financial condition, or results of operations of the Guarantor and its Subsidiaries, taken as a whole.

                  "Material Adverse Effect" means a material adverse effect upon the business, financial condition, or results of operations of the Guarantor and its Subsidiaries, taken as a whole.

                  "Maturity Date" shall have the meaning ascribed in Section
3.02.

                  "Non-Order Receivable" means a Receivable, evidenced by an Invoice, with respect to Toshiba's obligations under the Contract in respect of Inventory which has not resulted in a Sales Order under (and as defined in) the Contract.

                  "Non-Recourse" shall have the meaning ascribed in Section 3.07(a).

                  "Non-Recourse Conversion Amount" shall have the meaning ascribed in Section 3.07(b).

                  "Officer's Certificate" means, with respect to any Person, a certificate signed by a duly authorized officer of such Person.

                  "Other Costs" and "Other Sellers" have the respective meanings ascribed in Section 12.06.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Prime Rate" means the rate of interest announced from time to time by Bank of Tokyo-Mitsubishi Trust Company in New York City as its Prime Rate.

                  "Proceeds"  has the  meaning  ascribed to it under the Uniform
Commercial Code as in effect in the State of New York from time to time, and, in any event, shall include, but not be limited to: (i) any and all proceeds of any insurance policy, indemnity, warranty or Guaranty payable to, or Lien benefiting, SCI from time to time with respect to any of the Receivables, Related Security or Inventory Facility Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to SCI from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Receivables, Related Security or Inventory Facility Collateral by any Governmental Authority or any other Person (whether or not acting under color of governmental authority), and (iii) any and all other amounts from time to time received from the sale or other disposition of, or realization on or with respect to, all or any part of the Receivables, Related Security or Inventory Facility Collateral, or otherwise paid or payable under or in connection with all or any of the foregoing.

                  "Purchase" has the meaning specified in Section 2.01.

                  "Purchase Price" means with respect to any Receivable, the amount of the related Invoice.

                  "Purchased Receivable" means any Receivable purchased by Gotham hereunder.

                  "Receivable" means the indebtedness of Toshiba under an Invoice issued by SCI under the Contract, and includes the right to payment of any interest or finance charges and other obligations of Toshiba with respect thereto.

                  "Receivables and Loan Report" has the meaning described in
Section 2.07.

                  "Receivables   Documentation"   means,  with  respect  to  any
Receivable, the Contract, the Invoice related to such Receivable and all other documentation relating to or evidencing such Receivable.

                  "Records" means the Contract and all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Toshiba or to the Receivables, the Receivables Documentation or the Inventory Facility Collateral.

                  "Related Security" means: (i) with respect to any Receivable (other than a Non-Order Receivable), all of SCI's right, title and interest in the inventory or goods (including returned goods), if any, relating to such Receivable; and (ii) with respect to a Non-Order Receivable, all of SCI's right, title and interest in the Inventory with respect to which the related Invoice was issued; and (iii) in either case, all Proceeds and Collections with respect to any or all thereof.

                  "Reporting Date" means the 15th day of each calendar month, or the next succeeding Business Day if such day is not a Business Day.

                  "Requirement of Law" for any Person shall mean the Articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, if any, and any law, treaty, rule or regulation, judgment, injunction, order, decree or other determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                  "Revolving Credit Agreement" means the Amended and Restated Credit Agreement dated as of August 3, 1995 among the Guarantor, Citibank, N.A., as Agent, ABN AMRO Bank N.V., as Co-Agent, and the financial institutions signatory thereto as Lenders, as the same may have been or may be amended, supplemented, modified, extended, renewed, refinanced, restated or replaced from time to time; provided, however, that from and after the time, if any, that The Bank of Tokyo-Mitsubishi, Ltd., Atlanta Branch, shall no longer be a lender thereunder, the term "Revolving Credit Agreement" shall mean such Credit Agreement as in effect on the latest day that The Bank of Tokyo-Mitsubishi, Ltd., Atlanta Branch is a lender thereunder.

                  "SEC" means the Securities and Exchange Commission.

                  "Servicer" means, at any time, the Person then authorized pursuant to Section 7.01 to service, administer and collect the Receivables.

                  "Settlement Date" means, with respect to any Settlement Period, the fifteenth day of the calendar month following the end of such Settlement Period, or the next succeeding Business Day if such day is not a Business Day; provided, however, that after the occurrence and during the continuation of a Termination Event, the Settlement Date with respect to any Settlement Period will be the second Business Day following the end of such Settlement Period.

                  "Settlement Period" means:
                   (a) the period from the date of the initial Purchase
                    hereunder through and including the last Sunday of the next following calendar month; and

                   (b) thereafter,  each period from the day next succeeding the last day of the next preceding Settlement Period through and including the last Sunday of the next following calendar month unless such next following calendar month is June, then to June 30; provided, however, that (i) after the occurrence of a Termination Event, each Settlement Period shall be a period of 7 days; and (ii) the last Settlement Period shall end on the date on which the Aggregate Net Investment has been reduced to zero and all other amounts owed by SCI hereunder shall have been paid in full.

                  "Standard Cost" means, with respect to any item of Inventory, the amount in respect thereof which Toshiba is obligated to pay pursuant to the Contract assuming termination thereof.

                  "Subsidiary"   means,   with   respect  to  any  Person,   any
corporation of which more than fifty percent (50%) of the Voting Shares are owned or controlled at the time the determination is made, directly or indirectly, including through other Subsidiaries, by such Person.

                  "Suspension Notice" has the meaning described in Section

2.02(d).

                  "Suspension Period" has the meaning described in Section 2.02(d).

                  "Termination" and "Termination Event" have the meanings specified in Section 8.01.

                  "Termination Date" means the earliest of: (i) the Business Day designated by either SCI or Gotham as the Termination Date at any time following 30 days written notice to the other; (ii) the day on which the Agent delivers a Notice of Termination pursuant to Section 8.01; (iii) October 31, 1999 and (iv) 30 days following the date on which a notice of termination is delivered by SCI or Toshiba under the Contract.

                  "Toshiba" means Toshiba America Information Systems, Inc., a California corporation, and with the prior approval of Gotham in its sole discretion, and subject to such conditions (including, without limitation, filing of appropriate UCC-1's) as Gotham may specify, its successors and any Affiliate of Toshiba which has, pursuant to an amendment pursuant to Article XXX of the Contract, become authorized to purchase product from SCI under the Contract and which then shall be included hereunder as an entity whose Receivables will be purchased.

                  "Toshiba Letter" means the letter from SCI to Gotham (and agreed to by Toshiba), in substantially the form of Exhibit G hereto.

                  "Toshiba   Wind-Down"   means  the  occurrence  of  any  event
described in Section 8.01(g) (each, an "Event of Bankruptcy") with respect to Toshiba or an unmatured Event of Bankruptcy with respect to Toshiba.

                  "Tranche" means a portion of the Aggregate Net Investment allocated by the Agent pursuant to Section 2.03.

                  "Tranche Rate" means for any Settlement Period:

         (a) in the case of a Tranche funded by a Liquidity Loan, a rate per annum equal for each day during the Settlement Period to the Base Rate; and

         (b) for a Tranche funded by Commercial Paper, the CP Rate for such Settlement Period, as applicable; provided, however, that on any day when any Termination Event shall have occurred and be continuing, the Tranche Rate for each Tranche shall mean a rate per annum equal to: (x) the higher of (i) the Base Rate and (ii) the rate otherwise applicable to such Tranche during the then current Settlement Period plus (y) 2% per annum.

                  "Transaction Documents" means each of the Contract, this Agreement, the Liquidity Agreement, each Invoice, all Receivables Documentation and any other document delivered pursuant hereto or thereto.

                  "Transfer Restriction" means, with respect to any right or asset, any condition to or restriction (arising pursuant to any Contractual Obligation or Requirement of Law or otherwise) on the ability of the holder or owner thereof to sell, assign or otherwise transfer or dispose of such right or asset other than those applicable to receivables arising under the Securities Act of 1933, as amended, and any rules or regulations thereunder, and any securities, blue sky or similar laws of any jurisdiction and any rules or regulations thereunder.

                  "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

                  "Unmatured Termination Event" shall have the meaning ascribed in Section 4.02(ii) hereof.

                  "Voting Shares" means as to any Person, all outstanding shares of any class or classes (however designated) of stock of such Person entitled to vote generally in the election of members of the board of directors or other managing authority of such Person.

                  SECTION 1.02. Interpretation . (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by SCI's independent public accountants) with the most recent audited financial statements of SCI delivered to Gotham.

                  (b) All covenants, representations and Termination Events contained herein shall be given independent effect, so that if any action or condition would violate any of such covenants, or would breach any of such representations at any time made or would constitute a Termination Event, the fact that such action or condition would not violate or breach another covenant or representation or constitute another Termination Event shall not avoid the violation or breach of any such covenant or representation or any such Termination Event.


                                   ARTICLE II

                          RECEIVABLES PURCHASE FACILITY

                  SECTION 2.01. Facility. Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Termination Date, SCI agrees to sell to Gotham, and Gotham similarly agrees to purchase, all of SCI's right, title and interest in and to Receivables and Related Security (each being a "Purchase"); provided, that no Purchase shall be made by Gotham if, after giving effect thereto, the sum of (a) the then Aggregate Net Investment plus (b) the then outstanding principal amount of Loans would exceed $50,000,000; and provided, further, that no Purchase of a Non-Order Receivable shall be made by Gotham if, after giving effect thereto, the sum of (c) the Aggregate Net Investment in respect of Non-Order Receivables plus (d) the then outstanding principal amount of Loans would exceed $30,000,000.

                  SECTION 2.02. Purchases . (a) On each Business Day on and after the Effective Date and prior to the Termination Date (except during a Suspension Period), the Seller shall, without any further action by itself or any other Person, sell, transfer, assign, set over and otherwise convey to Gotham (and shall be deemed to have sold, transferred, assigned, set over and otherwise confirmed to Gotham), without further action by itself or any other Person, and Gotham shall (but in each case subject to the terms and conditions hereof, including without limitation Section 2.01) purchase from SCI, without recourse (except as specifically provided herein), (but not in excess of the Facility Amount), all right, title and interest of SCI in, to and under its Receivables created subsequent to the last sale, if any, hereunder and which Receivables are not securing Loans which have become Non-Recourse and are not Defaulted Receivables, together with all monies due or to become due and all amounts received with respect thereto and all Related Security in respect thereof. Each Purchase shall be in an Available Amount, and the Purchase Price shall be paid either (x) by Gotham upon one Business Day's notice from SCI or
(y) by applying Collections on Purchased Receivables.

                  (b) SCI shall deliver to Gotham on the Effective Date and on each Settlement Date a duly executed and appropriately completed Confirming Assignment (each, a "Confirming Assignment") in substantially the form of Exhibit H hereto. Failure to deliver any such Confirming Assignment shall not limit or otherwise affect the absolute conveyance of the Receivables pursuant to Subsection (a) above.

                  (c) In connection with each sale hereunder, SCI further agrees, at its own expense: (x) on or prior to the date of such sale to indicate in its computer files (by customer number or otherwise) that the Receivables being sold on such date have been transferred to Gotham pursuant to this Agreement and (y) on a monthly basis on each Reporting Date, to generate a computer list identifying (in such detail as is reasonably requested from time to time by Gotham) each of the Purchased Receivables. The computer list(s) referred to in the preceding clause (y) shall be held in trust for Gotham in separate containers (prominently marked to reflect the foregoing) and in safe places; and copies of such computer lists shall, at the request of Gotham, be delivered to, or upon direction of, Gotham. The same shall be at all times open to inspection and audit by Gotham, its agents and representatives. During the continuance of a Termination Event, all such list(s) shall, at the request of Gotham, be delivered to, or upon the direction of, Gotham.

                  (d) At any time prior to the Termination Date, SCI may, upon 2 Business Days prior notice, deliver to the Agent from time to time a written notice stating that SCI wishes temporarily to suspend its obligation to sell additional Receivables to Gotham, and Gotham's obligation to purchase additional Receivables, under this Agreement (a "Suspension Notice"). The period during which any such Suspension Notice remains in effect is sometimes herein referred to as a "Suspension Period." Each Suspension Period shall remain in effect from and including the second Business Day following the Business Day on which the Agent receives the applicable Suspension Notice until the earlier of (i) the second Business Day after the Business Day on which the Agent receives written notice from SCI cancelling such Suspension Notice, or (ii) the sixtieth day after the effective date of such Suspension Period (or if such day is not a Business Day, then the next succeeding Business Day). Delivery of a Suspension Notice shall not diminish, impair or delay the time for performance of any obligations of any party hereunder except to the extent expressly provided in the first sentence of this paragraph (d).

                  SECTION 2.03. Selection of Tranches . The Agent shall, from time to time for purposes of computing Discount, divide the Aggregate Net Investment into Tranches, and the applicable Tranche Rate may be different for each Tranche. Gotham's Aggregate Net Investment shall be allocated to each Tranche by the Agent to reflect the funding sources therefor, so that:

         (a)  there  will  be one  or  more  Tranches,  selected  by the  Agent,
     reflecting  the  portion  of  the  Aggregate  Net   Investment   funded  by
     outstanding Liquidity Loans; and

         (b) there will be a Tranche equal to the excess of Aggregate Net Investment over the aggregate amounts allocated at such time pursuant to clause (a) above, which Tranche shall reflect the portion of the Aggregate Net Investment funded by Commercial Paper.

                  SECTION 2.04. Discount, Fees and Other Costs and Expenses . Discount shall accrue, as specified in the definition thereof, with respect to each Tranche on each day occurring during each Settlement Period applicable thereto. SCI shall pay Discount hereunder and all fees (other than the Arrangement Fee) under Section 2.05 in arrears on each Settlement Date and on the Termination Date.

                  SECTION 2.05. Fees.SCI shall pay the following fees to Gotham:

         (a) in arrears on each Settlement Date, a fee equal to 0.25% on the difference between (i) the unused Facility Amount and (ii) the unused Inventory Facility Commitment Amount; and

         (b) on the date of execution hereof, the outstanding balance of the Arrangement Fee.

                  SECTION 2.06.     Deemed Collections .
         (a) If on any day the Outstanding Balance of any Receivable becomes a Compromised Receivable, SCI shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation.

         (b) If on (or as of) any day, any Receivable is not, or ceases to be, an Eligible Receivable (except solely as a direct consequence of circumstances described in Subsection (a) above ), SCI shall be deemed to have received on such day a Collection of such Receivable in full.

         (c) Any payment by Toshiba in respect of any indebtedness owed by it to SCI shall, except as otherwise specified by Toshiba (simultaneously with, or within 2 Business Days after, such payment) or otherwise required by law (and unless otherwise instructed by Gotham or the Agent), be deemed to have been received, and shall be applied, as a Collection of Receivables which are either Purchased Receivables or Receivables securing Loans which have become Non-Recourse before being applied to any other receivable or other indebtedness of Toshiba. The selection of which of such Receivables shall so be deemed to have been received shall be in the sole discretion of the Agent.

         (d)  SCI  shall  pay  to  the  Servicer  on  the   immediately
succeeding Settlement Date all amounts deemed to have been received pursuant to Subsections (a), (b) or (c) above ("Deemed Collections"), and the Servicer shall forthwith distribute the same to Gotham.

                  SECTION 2.07. Receivables and Loan Reports . Prior to the Reporting Date each month, the Servicer shall report, prepare and forward to the Agent a report (each, a "Receivables and Loan Report"), relating to the Receivables, Loans and the Inventory as of the close of business of the Servicer on the last day of the immediately preceding Settlement Period which shall be in substantially the form of Exhibit H hereto, appropriately completed. The delivery of a Receivables and Loan Report shall constitute a representation and warranty by the Servicer as to the accuracy of the contents thereof.

                  SECTION 2.08. Intention of the Parties; Protection of Ownership Interest of Gotham .

                   (a) Each of SCI and Gotham intend the transactions hereunder (other than Loans made pursuant to the Inventory facility pursuant to Article III hereof) to constitute absolute and true sales of Receivables and the Related Security by SCI to Gotham providing Gotham with the full benefits of ownership thereof (including without limitation the rights (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the Purchased Receivables and Related Security), and no party hereunder intends the transactions contemplated hereunder (other than Loans made pursuant to the Inventory facility pursuant to Article III hereof) to be, or for any purpose to be characterized as, a loan from Gotham to SCI.

                  (b) SCI agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all action that Gotham (or the Agent) may reasonably request in order to perfect or protect Gotham's interest in the Purchased Receivables and Related Security or to enable Gotham to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, SCI will, upon the request of Gotham (or the Agent), execute and file such financing and continuation statements or amendments thereto or assignments thereof as may be reasonably requested by Gotham (or the Agent) and mark its physical records and other documents with a legend describing the purchase by Gotham of the Purchased Receivables and Related Security. To the fullest extent permitted by applicable law, Gotham (or the Agent) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without SCI's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. SCI shall neither change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Gotham at least 15 days prior notice thereof and (ii) prepared at SCI's expense and delivered to Gotham all financing statements, instruments and other documents necessary to preserve and protect Gotham's interest in the Purchased Receivables and Related Security or reasonably requested by Gotham (or the Agent) in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of SCI. If SCI receives any Collections, SCI shall immediately remit such Collections to the Servicer.


                                   ARTICLE III

                               INVENTORY FACILITY

                  SECTION 3.01. Facility . Gotham agrees, subject to the conditions and on the terms set forth in this Agreement, to make loans (each, a "Loan" and, collectively, the "Loans") to SCI, from time to time on any Business Day during the period from the Effective Date to the Termination Date, in the aggregate principal amounts not to exceed at any time outstanding the lesser of the Borrowing Base and $15,000,000 (the "Inventory Facility Commitment Amount"); provided, that, no Loan shall be made if after giving effect thereto, (a) the sum of (i) the then Aggregate Net Investment plus (ii) the then outstanding principal amount of all Loans would exceed $50,000,000; or (b) the sum of (i) the Aggregate Net Investment in respect of Non-Order Receivables plus (ii) the then outstanding principal amount of all Loans would exceed $30,000,000. During such period SCI may borrow, repay and reborrow (within the foregoing limits) all in accordance with the terms and conditions of this Agreement. Each Loan shall be in the Available Amount. "Borrowing Base" means, at any time, 100% of the Standard Cost of all Inventory at such time. The proceeds of Loans may be used for any general corporate purpose; provided, that : (I) no such proceeds may be used in violation of Section 5.01 (i); and (II) no such proceeds may be used to pay Discount, interest, fees, expenses, gross-ups or indemnities due hereunder.

                  SECTION 3.02. Making of Loans. Each Loan shall be made on a Settlement Date; and the request therefor (the "Loan Notice") shall be included in the related Settlement Statement. Each Loan Notice shall specify the desired amount of the Loan and the desired maturity date (each, a "Maturity Date") of the Loan, which shall be determined by Gotham after consultation with SCI and which may be any date up to 270 days after the date of the Loan but in any event shall be a date on or prior to the Termination Date. Upon and subject to satisfaction of the conditions to Loans set forth in this Agreement, Gotham shall (unless the proceeds of such Loan are to be applied pursuant to Section
7.02 hereof to the satisfaction of obligations of SCI hereunder to Gotham, in which case the proceeds of the Loan shall be applied as provided in Section 7.02 hereof), prior to 3:00 p.m. (New York City time), deposit to SCI's account at the Agent in immediately available funds, the amount of the Loan so requested.

                  SECTION 3.03. The Note . All Loans made under Article III of this Agreement shall be evidenced by a promissory note in substantially the form attached as Exhibit F hereto (the "Note"). Gotham is authorized to endorse on the grid attached to the Note the amount and date of each Loan, the Maturity Date of such Loan and all payments of principal of such Loan. Failure by Gotham to properly endorse the grid attached to the Note shall not impair the obligations of SCI with respect to Loans made hereunder. Gotham's records of the terms of each Loan shall be prima facie evidence of such terms.

                  SECTION 3.04.     Repayment and Prepayment of Loans .

                  (a) SCI shall repay the principal of each Loan on its Maturity Date.

                  (b) If, at any time, the outstanding principal amount of the Loans exceeds the Borrowing Base, SCI shall, on the next succeeding Settlement Date, prepay an outstanding principal amount of the Loans at least equal to the amount of such excess by paying the principal amount thereof plus accrued interest thereon plus all other amounts (including without limitation any due under Section 12.10(c)). The Agent shall allocate the amount of such prepayment among the various principal amounts of Loans then outstanding on a first-in first-out basis based on the date of the related Invoices.

                  (c) The Loans are subject to prepayment, in whole or in part, at the option of SCI on any Settlement Date on at least 5 days prior written notice to the Agent.

                  SECTION 3.05.     Interest .

                  (a) Each Loan shall bear interest for each day from its date until the earlier of its Maturity Date or repayment at a fluctuating per annum rate equal to (i) the CP Rate, to the extent such Loan is funded by Commercial Paper, or (ii) the Base Rate, to the extent such Loan is funded under the Liquidity Agreement plus, in either case, the Applicable Margin. Accrued interest shall be payable with respect to each Loan in arrears on each Settlement Date and on the Maturity Date thereof.

                  (b) Any amount due to Gotham under or in respect of the Inventory Facility, which is not paid as and when due, shall bear interest from the date established for payment to the date of receipt by Gotham, at a fluctuating rate per annum equal to the Base Rate plus 2.00%, payable on demand.

                  (c) In no event shall any interest rate hereunder with respect to any Loan exceed the maximum rate permitted by applicable law. If any such payment is inadvertently received by Gotham (or the Agent for the account of Gotham), then such excess sum shall be refunded to SCI forthwith. It is the express intent of the parties hereto that SCI not pay and Gotham not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by SCI under applicable law.

                  SECTION 3.06 Fees . SCI shall pay a commitment fee equal to 0.25% per annum on the unused portion of the Inventory Facility Commitment Amount. Such commitment fee shall be payable in arrears on each Settlement Date and on the Termination Date.

                  SECTION 3.07.     Principal to Become Non-Recourse .
                  (a) Upon compliance with the procedures specified in Subsection (b) below, a portion of the principal amount of a Loan (but not the interest thereon or any other amount (including without limitation any fees, expenses or indemnities with respect thereto or otherwise with respect to the Inventory Facility) shall become Non-Recourse. "Non-Recourse" means, with respect to any portion of the principal amount of a Loan, that such portion shall be payable solely out of the Collections (including without limitation Deemed Collections) on the Receivables specified with respect to such Loan as provided in Subsection (b) below (and the Related Security in respect of such Receivables), it being recognized and agreed that Gotham (or the Agent) may allocate (or reallocate) such Collections to the principal of any Loan which has become Non-Recourse in such amounts and at such times as either shall determine in its sole discretion and whether or not any of such Collections are applied with respect to any of SCI's obligations hereunder which are not Non-Recourse. In addition, the fact that any portion of a Loan has become Non-Recourse shall not limit or otherwise affect Gotham's rights to recover amounts (whether or not with respect to the principal of such Loan) pursuant to Article X.

                  (b) A principal  portion of a Loan shall  become  Non-Recourse upon compliance by SCI with the following procedures. At least five (5) Business Days prior to a Settlement Date, SCI shall deliver to the Agent copies of one or more Invoices, together with an Officer's Certificate and such other documentation as Gotham or the Agent may from time to time reasonably require to establish that: (i) each such Invoice is in respect of Inventory which was previously the subject of a Loan; (ii) no such Invoice has been the subject of a Purchase pursuant to Article II; and (iii) the related Receivable is (and will on the next Settlement Date be) an Eligible Receivable and is not (and will not on the next Settlement Date be) a Defaulted Receivable. The principal amount of the Loans which may be so converted on any Settlement Date to being Non-Recourse (the "Non-Recourse Conversion Amount") shall: (x) not exceed what would have been the Purchase Price of the related Receivables were such Receivables to be purchased hereunder pursuant to Article II; and (y) be in an Available Amount. Provided that (xx) no Termination Event or Unmatured Termination Event shall at the time have occurred; and (yy) the circumstances referred to in clauses (i),
(ii) and (iii) above are true and correct on and as of the Settlement Date next succeeding the date of such delivery by SCI, a portion of the Loans equal to the applicable Non-Recourse Conversion Amount shall become Non-Recourse. The Agent may determine which Loans (and which principal portions of such Loans) are to so become Non-Recourse, but the failure of the Agent so to determine which Loans are Non-Recourse shall not affect the fact that the portion of the Loans which, pursuant to the terms hereof, is Non-Recourse. The subsequent occurrence of a Termination Event or any Unmatured Termination Event shall not diminish or impair the Non-Recourse nature of any Loan or portion thereof that shall have become Non-Recourse in accordance with the foregoing. Any payment by Toshiba in respect of any indebtedness owed by it to SCI shall, except as otherwise specified by Toshiba (simultaneously with, or within 2 Business Days after, such payment) or otherwise required by law (and unless otherwise instructed by Gotham or the Agent), be deemed to have been received, and shall be applied, as a Collection of Receivables which are either Purchased Receivables or Receivables securing Loans which have become Non-Recourse before being applied to any other Receivable or other indebtedness of Toshiba. The selection of which of such Receivables shall so be deemed to have been paid shall be in the sole discretion of the Agent.

                  SECTION 3.08.  Deemed  Collections . The provisions of Section
2.06 hereof shall apply, mutatis mutandem, to all Receivables which have resulted in any portion of the Loans becoming Non-Recourse pursuant to Section 3.07.

                  SECTION 3.09.     Security Interest; Related Matters .

                  (a) As security for the principal and interest on, and all other amounts due or to become due from SCI in connection with or arising out of the Loans (the "Inventory Facility Obligations"), SCI hereby pledges, assigns, transfers, sets over, conveys, hypothecates, delivers and confirms the Inventory Facility Collateral, all and singular, to Gotham, and hereby grants to Gotham a continuing first and prior security interest in, and general first Lien on, all present and future Inventory Facility Collateral. SCI further assigns to Gotham (without requiring Gotham so to act), all of SCI's right to take, or consent to, any action, inaction, condition or circumstance under, or with respect to, any or all of the Inventory Facility Collateral; provided, however, that Gotham agrees not to exercise its right to take any enforcement action under or with respect to Inventory Facility Collateral unless and until a Termination Event shall have occurred and is continuing. Until payment and satisfaction in full of all the Inventory Facility Obligations, the pledge, assignment, transfer, setting over, conveyance, hypothecation, delivery and confirmation of, and security interest in, the Inventory Facility Collateral pursuant hereto shall continue in full force and effect. "Inventory Facility Collateral" means all right, title and interest of SCI in, to or under any or all of the following:
(i) all Inventory (including for this purpose all items which would have constituted Inventory except that they were ordered on a cancelable basis), whether now in existence or hereafter acquired, manufactured or otherwise arising; (ii) the Contract with respect thereto; (iii) all Receivables arising with respect thereto; (iv) all Receivables Documentation with respect to any such Receivables; (v) all rights and privileges of SCI with respect to any of the foregoing; and (vi) all substitutions and replacements for, and all direct or indirect Proceeds (including without limitation all Collections) with respect to any or all of the foregoing.

                  (b) Further Assurances.   The provisions of Section 2.08 shall
apply, mutatis mutandem, to the security interest and other rights granted under
Section 3.09(a) as well as to Purchases hereunder.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. Conditions Precedent to Initial Purchase or Loan
 . The initial Purchase or Loan, whichever first occurs, hereunder is subject, in addition to the conditions specified in Articles II and III and in Section 4.02
below,   to  the  conditions   precedent  that:  (i)  the  reasonable  fees  and
disbursements of Orrick, Herrington & Sutcliffe, counsel for Gotham, in connection with the preparation and negotiation hereof shall have been paid in full by SCI; and (ii) the Agent shall have received on or before the date of such Purchase or Loan the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to Agent:

         (a) a fully executed copy of this Agreement and a duly executed Note;

         (b) a certified copy of the resolutions of the Board of Directors of SCI approving this Agreement and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

         (c) Good standing certificate for SCI issued by the Secretary of State of Alabama and good standing or foreign qualification certificates for SCI issued by the Secretaries of State of California, Colorado, New Hampshire, North Carolina, Maine and South Dakota;

         (d) a certificate of the Secretary or Assistant Secretary of SCI certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and Gotham may conclusively rely until such time as the Agent shall receive from SCI a revised certificate meeting the requirements of this Subsection (d));

         (e) the Articles of Incorporation of SCI, duly certified by the Secretary of State of Alabama, as of a recent date acceptable to Agent, together with a copy of the by-laws of SCI, duly certified by the Secretary or an Assistant Secretary of SCI;

         (f) a certified copy of the resolutions of the Executive Committee and the Board of Directors of the Guarantor approving this Agreement and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

         (g) Good standing certificate for the Guarantor issued by the Secretary of State of Delaware and good standing or foreign qualification certificate issued by the Secretary of State of California;

         (h) a certificate of the Secretary or Assistant Secretary of the Guarantor certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and Gotham may conclusively rely until such time as the Agent shall receive from a revised certificate meeting the requirements of this Subsection (h));

         (i) the Certificate of Incorporation of the Guarantor, duly certified by the Secretary of State of Delaware, as of a recent date acceptable to Agent, together with a copy of the by-laws of the Guarantor, duly certified by the Secretary or an Assistant Secretary of the Guarantor;

         (j) acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Purchase or Loan (or such other evidence of filing reasonably satisfactory to the Agent), naming SCI as the debtor and seller of Receivables, Related Security and/or Inventory Facility Collateral and Gotham as the secured party and purchaser, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Gotham's interests in the Receivables, Related Security, Inventory Facility Collateral and Collections on and other Proceeds of the foregoing;

         (k) a current search report provided in writing to Agent listing all effective financing statements that name SCI as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (j) above and in such other jurisdictions that Agent shall reasonably request, together with copies of such financing statements (none of which shall cover the Contract, any Receivables, Related Security, Inventory Facility Collateral or interests therein or Collections or Proceeds of any thereof);

         (l) duly executed copies of the Lock-Box Agreement with the Lock-Box Bank and of the Toshiba Letter;

         (m)  favorable  opinions  of (i)  Powell,  Goldstein,  Frazer & Murphy,
     Atlanta, Georgia, counsel to the Guarantor and SCI, and (ii) Michael M. Sullivan, Esq., corporate counsel for SCI and the Guarantor in substantially the form of Exhibits D-1 and D-2, respectively; and

         (n) such other documents, instruments, approvals (and, if requested by the Agent, certified duplicates of executed copies thereof) or opinions as the Agent may reasonably request.

                  SECTION 4.02.  Conditions Precedent to All Purchases and Loans
 . Each Purchase or Loan (including the initial Purchase or Loan) hereunder shall be subject to the conditions specified in Articles II or III and in Section 4.01 hereof and to the further conditions precedent that on and as of the date of such Purchase or Loan the following statements shall be true (and the acceptance
by  SCI  of  the  proceeds  of  such   Purchase  or  Loan  shall   constitute  a
representation and warranty by SCI to such effect on and as of the date of such Purchase or Loan):

         (i) the  representations  and warranties  contained in Section 5.01 and
     5.02 of this Agreement (other than any which are by their terms expressly limited to the date made or given) are correct on and as of the date of such Purchase or Loan, before and after giving effect to such Purchase or Loan and to the application of the proceeds therefrom, as though made on and as of such date (and any Receivable which is to be the subject thereof shall not be a Defaulted Receivable);

         (ii) no event has occurred and is continuing, or would result from such Purchase or Loan or from the application of the proceeds therefrom, which constitutes a Termination Event or an event that would constitute a Termination Event but for the requirement that notice be given or time elapse or both (an "Unmatured Termination Event");

         (iii) after giving effect to such Purchase or Loan, the sum of (x) the then Aggregate Net Investment plus (y) the then outstanding principal amount of all Loans shall not exceed $50,000,000;

         (iv) after giving effect to such Purchase or Loan, the sum of (x) the Aggregate Net Investment in respect of Non-Order Receivables plus (y) the then outstanding principal amount of all Loans shall not exceed $30,000,000;

         (v) in the case of a Loan, after giving effect thereto, the outstanding principal amount of all Loans shall not exceed $15,000,000;

         (vi) in the case of a Purchase, the related Receivables are not in respect of Inventory (or any Invoice resulting therefrom) which has been the subject of a Loan; and

         (vii) the Agent shall have received such other approvals, opinions, instruments or documents as the Agent may reasonably request.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.01. Representations and Warranties of SCI . SCI represents and warrants, on and as of the date hereof and on and as of each date on which any Receivable is Purchased (or any Loan is made or converted to being Non-Recourse) hereunder, as follows:

         (a) Organization, Good Standing Due Qualification. SCI is a corporation duly incorporated, validly existing and in good standing under the laws of Alabama, and has full corporate power to own its property and conduct its business as such property is currently owned and such business is currently conducted, and to execute, deliver and perform its obligations hereunder and under the Contract. SCI is duly qualified and in good standing as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property makes such qualification necessary and, except in the case of the Receivables and the Inventory Facility Collateral, in which the failure to so qualify would have a Material Adverse Effect.

         (b) Due Authorization. The execution, delivery and performance by SCI of this Agreement and the Contract, and SCI's use of the proceeds of Purchases and Loans, are within SCI's corporate powers, have been duly authorized by all necessary corporate action.

         (c) No Conflict. The execution, delivery and performance by SCI of this Agreement and the Contract, and SCI's use of the proceeds of Purchases and Loans (i) will not conflict with or result in any breach of any of the terms or provisions of, or constitute (with or without notices or lapse of time or both) a default under, any material Contractual Obligation applicable to SCI or any of its properties (ii) will not result in or require the creation or imposition of any Adverse Claim upon or with respect to any of their properties and (iii) will not conflict with or violate any Requirement of Law applicable to SCI or any of its properties.

         (d) No Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required, other than those which have already been obtained for the due execution, delivery and performance by SCI of this Agreement or the Contract, or for the perfection of the respective interests of the Agent and Gotham in the Purchased Receivables and the Inventory Facility Collateral under this Agreement, except as referred to in Article IV, all of which, on or prior to the date of the initial Purchase, will have been duly made and be in full force and effect, other than those which have already been obtained.

         (e) Validity. This Agreement and the Contract are each, the legal, valid and binding obligation of SCI, enforceable against SCI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general equitable principles which may limit the right to obtain the remedy of specific performance of obligations.

         (f) Financial Information. The balance sheets of the Guarantor and its Subsidiaries as at June 30, 1996, and the related statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent and which are included in the annual report of the Guarantor to its shareholders, (and the unaudited balance sheet of the Guarantor and its Subsidiaries as at September 29, 1996 and the related unaudited statements of income and cash flows of the Guarantor and the Subsidiaries for the fiscal quarter then ended) fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the results of the operations of the Guarantor and its Subsidiaries for the period(s) ended on such date(s), all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1996, there has been no material adverse change in such condition or operations.

         (g) No Proceedings. There are no proceedings or investigations pending or to the knowledge of SCI, after due inquiry, threatened against SCI or any of its subsidiaries before any court or other Governmental Authority
     (i) asserting the invalidity of this Agreement, the Contract, any Receivable or any Receivable Documentation, (ii) seeking to prevent the consummation of the transactions contemplated hereby, (iii) seeking any termination or ruling which could materially and adversely affect the ability of SCI to perform its obligations under this Agreement or the Contract or (iv) seeking any determination or ruling that could materially and adversely affect the validity or enforceability of this Agreement, the Contract or any Receivable or Receivable Documentation, except proceedings or investigations of the character (x) which are normally incident to the kind of business conducted by SCI, (y) for which SCI has adequate insurance coverage, and (z) which, if determined adversely to SCI would not have a Material Adverse Effect.

         (h) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (i) Margin Regulations. The use of all funds obtained by SCI under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (j) Quality of Title. Immediately preceding each Purchase, SCI shall be the owner of all Receivables which are the subject of such Purchase, together with the related Contract and all purchase orders and other written agreements related to such Receivable, free and clear of any Adverse Claim (other than Adverse Claims created by Gotham); upon each Purchase, Gotham shall acquire a valid and perfected ownership interest in each Receivable which is the subject of such Purchase and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim. Immediately preceding each Loan, SCI shall be the owner of all Inventory Facility Collateral, free and clear of any Adverse Claim (other than Adverse Claims created by Gotham); upon each Loan, Gotham shall acquire a valid and perfected first priority security interest in the related Inventory Facility Collateral, free and clear of any Adverse Claim. All financing statements and other documents required to be recorded or filed in order to perfect and protect Gotham's interest in the Purchased Receivables and Related Security or in the Inventory Facility Collateral against all creditors of and purchasers from SCI will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, then due and payable in connection with such filings shall have been paid in full.

         (k) Accuracy of Information. All information heretofore furnished by SCI or the Guarantor to Gotham (or the Agent) relating to the Guarantor or any of its Subsidiaries or to any of the transactions contemplated hereby for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by SCI to Gotham (or the Agent) will be, true, accurate and complete in every material respect, on the date such information is stated or certified.

         (l) Place of Business. The chief place of business and chief executive office of SCI and the offices where SCI keeps its records concerning the Receivables are located at the addresses of SCI specified in Schedule III (or at such other locations, as have been notified to the Agent in accordance with Section 6.02(e)).

         (m) Lock-Box Accounts. The name and address of the Lock-Box Bank, together with the account number of the Lock-Box Account are specified in
     Schedule I (or have been notified to and approved by the Agent in accordance with the definition of "Lock-Box Bank").

         (n) Tradenames. SCI has not at any time during the past five years used any tradenames or assumed names other than "SCI Systems".

         (o)  Nature of Receivables.  Each Receivable is an Eligible Receivable.


                  SECTION 5.02. Representations and Warranties of the Guarantor . The Guarantor represents and warrants, on and as of the date hereof and on and as of each date on which any Receivable is Purchased (or any Loan is made or converted to being Non-Recourse) hereunder, as follows:

         (a) Organization, Good Standing Due Qualification. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has full corporate power to own its property and conduct its business as such property is currently owned and such business is currently conducted, and to execute, deliver and perform its obligations hereunder. The Guarantor is duly qualified and in good standing as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property makes such qualification necessary in which the failure to so qualify would have a Material Adverse Effect.

         (b) Due Authorization. The execution, delivery and performance by the Guarantor of this Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action.

         (c) No Conflict. The execution, delivery and performance by the Guarantor of this Agreement: (i) will not conflict with or result in any breach of any of the terms or provisions of, or constitute (with or without notices or lapse of time or both) a default under, any Material Contractual Obligation applicable to the Guarantor or any of its properties; (ii) will not result in or require the creation or imposition of any Adverse Claim upon or with respect to any of its properties; and (iii) will not conflict with or violate any Requirement of Law applicable to the Guarantor or any of its properties.

         (d) No Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required other than those which have already been obtained for the due execution, delivery and performance by the Guarantor of this Agreement.

         (e) Validity. This Agreement is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general equitable principles which may limit the right to obtain the remedy of specific performance of obligations.

         (f) Financial Information. The balance sheets of the Guarantor and its Subsidiaries as at June 30, 1996, and the related statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent and which are included in the annual report of the Guarantor to its shareholders, (and the unaudited balance sheet of the Guarantor and its Subsidiaries as at September 29, 1996 and the related unaudited statements of income and cash flows of the Guarantor and the Subsidiaries for the fiscal quarter then ended) fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the results of the operations of the Guarantor and its Subsidiaries for the period(s) ended on such date(s), all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1996, there has been no material adverse change in such condition or operations.

         (g) No Proceedings. There are no proceedings or investigations pending or to the knowledge of the Guarantor, after due inquiry, threatened against the Guarantor or any of its Subsidiaries before any court or other Governmental Authority: (i) asserting the invalidity of this Agreement,
     (ii) seeking to prevent the consummation of the transactions contemplated hereby, (iii) seeking any termination or ruling which could materially and adversely affect the ability of the Guarantor to perform its obligations under this Agreement or (iv) seeking any determination or ruling that could materially and adversely affect the validity or enforceability of this Agreement, except proceedings or investigations of the character (x) which are normally incident to the kind of business conducted by the Guarantor,
     (y) for which the Guarantor has adequate insurance coverage, and (z) which, if determined adversely to the Guarantor would not have a Material Adverse Effect.

         (h) Accuracy of Information. All information heretofore furnished by the Guarantor to Gotham (or the Agent) relating to the Guarantor or any of its Subsidiaries or to any of the transaction contemplated hereby for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantor to Gotham (or the Agent) will be, true, accurate and complete in every material respect, on the date such information is stated or certified.


                                   ARTICLE VI

                       COVENANTS OF SCI AND THE GUARANTOR

                  SECTION 6.01. General . So long as any Aggregate Unpaids remains outstanding or Gotham has any obligation to purchase Receivables or make Loans under Articles II or III, each of SCI and the Guarantor covenants that:

         (a) Information. SCI will (and the Guarantor will cause SCI to) deliver to Gotham:

         (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, a consolidated and consolidating balance sheet of the Guarantor and its Subsidiaries as at the end of such year, and consolidated and consolidating statements of income, stockholders' equity and cash flows of the Guarantor and its Subsidiaries for such year, setting forth in each case in comparative form corresponding consolidated and consolidating figures from the preceding fiscal year, certified (in the case of said consolidated balance sheet and consolidated statements of income) without qualification by a firm of independent certified public accountants of nationally recognized standing;

         (ii) as soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters of the Guarantor, a copy of the consolidated financial statements as may be prepared and included in the Guarantor's Form 10-Q for the portion of the fiscal year through the end of such quarter, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial, accounting officer or the treasurer of the Guarantor;

         (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer or the chief accounting officer or the treasurer of SCI stating whether there exists on the date of such certificate any Termination Event or Unmatured Termination Event and, if any Termination Event or Unmatured Termination Event exists, setting forth the details thereof and the action which SCI is taking or proposes to take with respect thereto;

         (iv) forthwith within 3 Business Days of any Executive Officers of SCI or the Guarantor having notice or actual knowledge of the occurrence of any Termination Event or Unmatured Termination Event (or of an Event of Default or Default under the Revolving Credit Agreement), a certificate of the chief financial officer or the chief accounting officer or the treasurer of SCI setting forth the details thereof and the action which SCI is taking or proposes to take with respect thereto;

         (v) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as the Guarantor shall send to its public stockholders, and copies of all registration statements and all reports which the Guarantor files with the SEC other than registration statements relating to employee benefit plans and to registrations of securities for selling securityholders; and

         (vi) promptly upon any request by the Guarantor for any amendment, waiver or consent under the Revolving Credit Agreement, a copy of such request.

         (b) Consolidations, Mergers and Sales of Assets. Neither the Guarantor nor SCI will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial portion of its assets to any other Person; provided, that, so long as immediately after and giving effect thereto no Termination Event or Unmatured Termination Event shall have occurred and the Guarantor is in compliance with Section 6.01(c), the Guarantor may engage in a transaction referred to in clause
     (i) if the Guarantor is the surviving entity. Neither the Guarantor nor SCI will permit any Subsidiary to consolidate with, merge with or into or transfer all or substantially all of its Properties to any Person other than the Guarantor or a wholly-owned Subsidiary.

         (c) Financial Covenants.    The Guarantor will assure that it will:

         (I) maintain as of and at the end of each of its fiscal quarters, a ratio of EBIT to Interest Expense of at least 1.25 to 1.0; provided that the ratio required to be maintained in this Section 6.01(c)(I) shall be subject to Section 6.01(c)(III); provided, however, that any A-12 Program Financial Statements Adjustments which were recognized in accordance with GAAP during the fiscal year ending as of the end of such fiscal quarter shall be added back into the calculation of the covenant set forth in this
     Section 6.01(c)(I), and provided, further, that the ratio required to be maintained in this Section 6.01(c)(I) shall be subject to Section 6.01(c)(III).

         (II) maintain at all times a ratio of Total Debt to Total Capital (calculated in percentage terms as at the end of each fiscal quarter, beginning with the quarter ending September 29, 1996) of not more than seventy percent (70%).

         (III) maintain at all times a ratio of Adjusted Working Capital to Senior Debt of at least 1.75 to 1.0, provided that if the ratio of EBIT to Interest Expense (calculated in accordance with Section 6.01(c)(I) above) is less than 1.70 to 1.0, then the Guarantor will maintain a ratio of Adjusted Working Capital to Senior Debt of at least 2.0 to 1.0. For purposes of this Section 6.01(c)(III), the A-12 Program Financial Statements Adjustments previously recognized in accordance with GAAP shall be added back into the computation of Adjusted Working Capital unless the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000. If the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000, then all A-12 Program Financial Statements Adjustments shall not be added back into the computation of Adjusted Working Capital in this
     Section 6.01(c).

         The covenants contained in this Section 6.01(c) shall be calculated in the same manner as the corresponding covenants contained in the Revolving Credit Agreement are calculated. If the financial covenants set forth in the Revolving Credit Agreement which correspond to the financial covenants set forth in this
Section 6.01(c) are amended, the Guarantor will promptly provide notice of such event and a copy of such amendments to the Agent. If requested by the Agent, this Agreement shall be amended to reflect such changes, and the Guarantor and SCI hereby agree to promptly execute and deliver such amendments hereto as the Agent shall reasonably request to effect the foregoing.

         For purposes of this Section 6.01(c), the following terms have the indicated meanings:

         "Net Income" means, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

         "Permitted Subordinated Debentures" means debentures contemplated to be issued from time to time by Guarantor after the date of the Original Agreement that (i) are subordinated in writing to all obligations of Guarantor and SCI hereunder, such subordination provisions to be on terms and conditions reasonably satisfactory in all respects to the Agent and (ii) do not exceed $150,000,000 in the aggregate at any time, but such term shall specifically exclude the Debentures of 1996.

         "Subordinated  Debt"  means  (i)  the  Debentures  of  1996,  (ii)  the
Permitted Subordinated Debentures, and (iii) any other Indebtedness of the Guarantor or any Subsidiary of the Guarantor which is subordinated in writing to all obligations of Guarantor or such Subsidiary on terms and conditions satisfactory in all respects to the Agent and approved in writing by the Agent (which approval shall not be unreasonably withheld or delayed) including, without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and subordination provisions.

         "Total Capital" means, as to any Person at a particular date, the sum of (i) all items which would, in accordance with GAAP, be properly classified on the balance sheet of such Person as (A) total shareholders' equity plus (B) long-term deferred income taxes, plus (ii) Total Debt.
         "Total Debt" means, as to any Person at a particular date, the sum of all items which would, in accordance with GAAP, be properly classified on such Person's balance sheet as (i) short-term debt for money borrowed, plus (ii) current maturities of long-term debt, plus (iii) long-term debt, including, without limitation, with respect to Guarantor, the Subordinated Debt and to the extent issued, the Permitted Subordinated Debentures.

         "Financing Lease(s)" shall mean (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet or SCI or Guarantor and its Subsidiaries.

         "GAAP" means United States generally accepted accounting principles.

         "Indebtedness" of a Person, at a particular date, means any of the following at such date, without duplication, (a) indebtedness of such Person for borrowed money or evidenced by notes, bonds, debentures or like instruments, (b) indebtedness of such Person for the deferred purchase price of property or services, except current accounts payable and accrued expenses arising in the ordinary course of business, (c) obligations of such Person under any Financing Lease, (d) indebtedness of such Person arising under acceptance facilities, (e) unreimbursed draws on letters of credit and (f) Contingent Obligations.

         "Interest Expense" means for any fiscal year of Guarantor, total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with GAAP) of Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other contractual obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not state or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Debentures of 1996" means the Indebtedness of Guarantor in the aggregate original principal amount of $287,500,000 evidenced by the Guarantor's 5% Convertible Subordinated Notes due 2006, issued pursuant to the Indenture, dated as of April 23, 1996, between Guarantor and PNC Bank, Kentucky, Inc., as trustee. The Debentures of 1996 are subordinated on liquidation, on terms and conditions set forth in the Indenture pursuant to which they were issued.

         "EBIT" means for any fiscal year of the Guarantor, an amount equal to the sum for such fiscal year of (i) Net Income plus (ii) provisions for income taxes plus (iii) Interest Expense, all determined by Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that all cash items of gain or loss for such fiscal period which are not ordinary by GAAP definition shall be included in the computation of EBIT and provided, further, that all non-cash items of gain or loss for such fiscal period which are not ordinary by GAAP definition shall be excluded from the computation of EBIT.

         "A-12 Program" means the full scale engineering, development, production and delivery of electronic assemblies for the Navy's proposed A-12 Advanced Tactical Fighter contemplated by the following McDonnell-Douglas purchase orders: E83006, E83004, E91369, E91324, E02929, E02927 and J00545.

         "A-12 Program Financial Statements Adjustments" means any charge, expense, write-off or reserve change of Guarantor arising out of or relating to the A-12 Program as determined in accordance with GAAP, cumulatively determined for the periods as applicable, and which arose after March 28, 1993.

         "Account Receivable" means all rights of any Person to payment for goods sold or leased or for services rendered, whether or not such rights to payment have been earned by performance, including, without limitation, all accounts, contract rights, chattel paper, instruments and documents of any Person arising from the sale of goods or services by such Person, whether secured or unsecured, and whether now existing or hereafter created or arising and including, further, without limitation, federal and state tax refunds due and owing to such Person relating to taxes previously paid by such Person less all doubtful accounts receivable owing to such Person, as determined in accordance with GAAP. For the sole purpose of testing the financial covenant set forth in Section 6.01(c)(III) hereof, any A-12 Program Financial Statements Adjustments relating to Accounts Receivable previously recognized in accordance with GAAP shall be added to the amount of Accounts Receivable in order to determine the Adjusted Working Capital of the Guarantor and its consolidated Subsidiaries, except as otherwise set forth in Section 6.01(c)(III) hereof.
         "Adjusted Working Capital" means at any date of determination, ninety percent (90%) of the Accounts Receivable of Guarantor and its consolidated Subsidiaries plus eighty-five percent (85%) of the Inventory of Guarantor and its consolidated Subsidiaries.

                  SECTION 6.02 As to Inventory Facility Collateral . So long as any Aggregate Unpaids remain outstanding or Gotham has any obligation to purchase Receivables or make Loans under Article II or III, SCI covenants that:

         (a) It will defend its title to, and Gotham's first and prior Lien upon, the Inventory Facility Collateral against all claims of all Persons whomsoever.

         (b) It will keep the Inventory Facility Collateral free from all Adverse Claims (other than Adverse Claims created by Gotham) and will pay or cause to be paid promptly when due all taxes, fees, assessments and other charges now or hereafter imposed upon any of the Inventory Facility Collateral.

         (c) It will not, without the prior written consent of Gotham, sell, assign, pledge, exchange or dispose of any of the Inventory Facility Collateral in any manner whatsoever or attempt to do any of the foregoing or agree to any modification or cancellation of, or substitution for, any of the Inventory Facility Collateral. In the event of any disposition of any of the Inventory Facility Collateral, the Proceeds will remain Inventory Facility Collateral hereunder. The receipt by Gotham of all or any part of the Proceeds of any sale, assignment, pledge, exchange or disposition of any of the Inventory Facility Collateral shall not be deemed or construed to be a consent to any such sale, assignment, pledge, exchange or other disposition.

         (d) It will keep or cause to be kept accurate and complete records concerning the Inventory Facility Collateral, including without limitation all payments and Proceeds received therefrom. Without limiting the foregoing, all records shall be accurate and complete and shall be maintained in trust for Gotham in separate containers in safe places. Upon Gotham's request upon the occurrence and during the continuance of a Termination Event, copies (or, to the extent practicable, originals of) all Records shall be delivered to Gotham or its agents, as Gotham may direct; provided, however, that SCI shall be entitled to make and retain copies of such Records and shall be entitled to retain an executed original copy of the Contract (and Gotham and its agents shall in any event be entitled to access all original Records which are not delivered to them as aforesaid).

         (e) It will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Receivables, all related contracts and all purchase orders and other agreements related to such Receivables (and all original documents relating thereto), at the address(es) of SCI referred to in Section 5.01(l) or, upon 30 days' prior written notice to the Agent, at such other locations in jurisdictions where all action required by Section 3.09 shall have been taken and completed.

                  SECTION 6.03. As to Receivables . So long as any Aggregate Unpaids remain outstanding or Gotham has any obligations under Article II or III to purchase Receivables or make Loans, SCI covenants that:

         (a) Compliance with laws, Etc. It will comply in all material respects with all Requirements of Law in connection with its performance of its obligations hereunder and under the Contract.

         (b) Sales, Liens, Etc. Except as otherwise provided herein, it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any option with respect to, or create or suffer to exist any Adverse Claim (other than any Adverse Claim created by Gotham) upon or with respect to, the Contract, any Receivable (or Receivable Documentation), Inventory Facility Collateral or any Collections in respect thereof, or assign any right to receive income in respect thereof.

         (c) Audits. From time to time during regular business hours (and, so long as no Termination Event shall have occurred, upon at least three Business Day's notice), SCI will permit the Agent, or its agents or representatives, (i) to examine and make copies of the abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of SCI relating to the Receivables and the Contract, including, without limitation, those pertaining to Collections and the application thereof; and (ii) to visit the offices and properties of SCI for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Contract and the Receivables and otherwise relating to the subject matter of this Agreement, or SCI's performance hereunder (including without limitation as Servicer) or under the Contract with any of the officers or employees of SCI having knowledge of such matters. SCI expressly reserves the right to restrict access to any of their facilities in accordance with reasonably adopted procedures relating to safety and security. Section
     12.06  notwithstanding,  the reasonable costs and expenses  incurred by the
     Agent or its agents or representatives in connection with any such examinations, copies, abstracts, visits or discussions occurring or made
     (i) more than twice during any calendar year, (ii) prior to the occurrence of a Termination Event and (iii) other than in connection with a change by SCI of its information systems, shall be for the account of Gotham. The Agent agrees to use its best efforts to ensure that any information concerning the Guarantor and its Subsidiaries obtained by the Agent pursuant to this Section 6.03(c) which is not contained in a report or other document filed by the Guarantor with the SEC or otherwise available to the public generally will, to the extent permitted by law and except as may be required: by valid subpoena, by any Governmental Authority which regulates the Agent, Gotham or the Liquidity Bank under any applicable Requirement of Law (the "Regulators"), or in the normal course of the business operations of the Agent, Gotham or the Liquidity Bank, be treated confidentially by the Agent and, so long as no Termination Event or Unmatured Termination Event has occurred and is then continuing, will not be distributed or otherwise made available to any Person, other than the Regulators and the employees, authorized agents or representatives, attorneys, accountants of the Agent, Gotham or the Liquidity Bank, and the Rating Agencies, and except as may otherwise be required by law unless the Agent shall have given SCI or the Guarantor ten (10) days' prior written notice of such distribution or other disclosure. In the event that the Agent is required by subpoena or other legal process to disclose (otherwise than to the Regulators, the employees, authorized agents, representatives, attorneys or accountants of the Agent, Gotham or the Liquidity Bank or to the Rating Agencies) any information concerning SCI and its Subsidiaries (or any of them), the Agent shall provide prompt written notice thereof (to the extent practicable, prior to disclosure; otherwise promptly after disclosure) to SCI.

         (d) Keeping of Records and Books of Account. It will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the administration and performance of the Contract and the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments of each existing Receivable).

         (e) Performance and Compliance with Receivables and Contract. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contract, subject, however, to the right of SCI to dispute or contest its obligations to perform or comply with any such provision, covenant or other promise where : (I) SCI reasonably believes that such performance or compliance is not required under the Contract; and (II) such failure to perform or comply could not have an adverse effect on Gotham, whether by reason of an effect on the collectibility (or timeliness of payment or enforceability) of any Receivable, the value of any Inventory Facility Collateral or in any other manner whatsoever.

         (f) Collections. It will direct Toshiba to effect, and will additionally use all best efforts to cause, all Collections with respect to the Receivables and the Related Security to be deposited in the Lock-Box Account and cause the Lock-Box Account to contain only Collections; provided, that, upon the request of the Agent at any time following the occurrence and during the continuance of a Termination Event, SCI will instruct Toshiba to cause all Collections to be deposited directly into the Agent's Account.

         (g) Amendments to the Contract. It will not permit the amendment or modification of any provision of the Contract, other than amendments or modifications which could not have an adverse effect on Gotham, whether by reason of an effect on the collectibility (or timeliness of payment or enforceability) of any Receivable, the value of any Inventory Facility Collateral or in any other manner whatsoever.

         (h) Chattel Paper, Notes, etc. It will not permit any Receivable to be evidenced by any "chattel paper", promissory note or "instrument" within the meaning of the UCC in any applicable jurisdiction.


                                   ARTICLE VII

                          ADMINISTRATION AND COLLECTION

                  SECTION 7.01. Designation of Servicer . The Receivables shall be serviced, administered and collected by the Person (the "Servicer") designated to do so from time to time in accordance with this Section 7.01. Until Gotham or the Agent designates a new Servicer (which they shall have the right to do only upon the occurrence and during the continuance of a Termination Event), SCI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Whether or not SCI is acting as Servicer, Gotham (or the Agent) may at any time notify Toshiba, pursuant to the Toshiba Letter, that all payments under or in respect of the Contract may only be made to the Agent (or as otherwise directed by the Agent). The Servicer shall perform all of its duties hereunder at its own sole cost and expense.

                  SECTION 7.02. Settlements; Settlement Statements . (a) Amounts due between SCI and Gotham (whether as purchase price, repayment of Loan balance, Collections due on Purchased Receivables, disbursement of Loans, Discount, Interest, etc.) shall be settled on a net basis on each Settlement Date. The foregoing shall not limit the parties obligations with respect to any such amount, and any such amount which is not so settled shall continue to be due and owing in full. To the extent the Outstanding Balance of Purchased
Receivables differs from any estimates of Receivables used to calculate purchases pursuant to Section 2.02, or the aggregate Collections differ from any estimate used to calculate payment of purchase price, payments to, or from, Gotham and/or SCI shall be required. Payments due from SCI (with the exception of Discount, interest, fees, expenses, gross-ups and indemnities) may be effected by borrowing Loans, subject to the provisions in Article III.
                  (b) On each Settlement Date, the Servicer will deliver to the Agent a Settlement Statement (each, a "Settlement Statement") in the form of Exhibit C hereto, appropriately completed to reflect the settlements being effected on such Date. The delivery of a Settlement Statement shall constitute a representation and warranty by the Servicer as to the accuracy thereof.

                  SECTION 7.03. Duties of Servicer; Settlement Procedures . On each day, the Servicer shall separately set aside and separately hold in trust for Gotham: (i) all Collections relating to the Purchased Receivables received on such day; (ii) all Collections on Receivables securing Loans which have become Non-Recourse received on such day; and (iii) all Proceeds with respect to the Inventory Facility Collateral received on such day. Amounts referred to in clause (i) shall either be promptly paid to SCI as purchase price for additional Purchased Receivables under Section 2.02 or shall be paid to Gotham on the next succeeding Settlement Date in reduction of Aggregate Net Investment. Amounts referred to in clause (ii) shall be promptly paid to Gotham on the next succeeding Settlement Date in whole or partial repayment of the corresponding Loan. Amounts not required to be set aside as provided in the first sentence shall be paid promptly to SCI. On the Settlement Date in respect of each Settlement Period, the Servicer shall deposit to the Agent's Account the amounts set aside during such Settlement Period pursuant to the first sentence of this Section and not previously distributed as provided above, together with any other amounts owing to Gotham as contemplated by Section 7.02(a). The Servicer shall take or cause to be taken all such actions as may be necessary or advisable, in the exercise of sound business judgment, to collect each Receivable from time to time, all in accordance with applicable Requirements of Law and Contractual Obligations, with reasonable care and diligence. Each of SCI, Gotham and the Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 7.01, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contract. If instructed by the Agent, the Servicer shall segregate and deposit with a bank (which may be the Agent) designated by the Agent all Collections referred to above on the first Business Day following receipt by the Servicer of such Collections. SCI shall deliver to the Servicer, and the Servicer shall hold in trust for SCI and Gotham in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Receivables.

                  SECTION 7.04. Rights of the Agent . At any time following the designation of a Servicer other than SCI pursuant to Section 7.01:

         (i) The Agent may direct Toshiba to make payment of all amounts due or to become due under any Receivable directly to the Agent or its designee.

         (ii) SCI shall, at the Agent's request and at SCI's expense, give notice of such ownership of Receivables to Toshiba and direct Toshiba to make such payments directly to the Agent or its designee.

         (iii) SCI shall, at the Agent's request and at SCI's expense, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Receivables, and the related Receivable Documentation and Related Security, or which are otherwise necessary to collect the Receivables, and shall make the same available to the Agent at a place reasonably selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables and/or Inventory Facility Collateral in a manner reasonably acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments of transfer, to the Agent or its designee.

         (iv) The Agent may, in compliance with all Requirements of Law, take any and all steps in SCI's name and on behalf of SCI and Gotham necessary or desirable, in the good faith determination of the Agent, to collect all amounts due under any and all Receivables and/or Inventory Loan Facility Collateral, including, without limitation, endorsing SCI's name on checks and instruments representing Collections, enforcing such Receivables and the related Receivables Documentation, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as SCI might have done.


                  SECTION 7.05. Responsibilities of SCI. Anything herein to the contrary notwithstanding:

         (a) SCI shall perform all of its obligations under the Contract to the same extent as if Receivables had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve SCI from such obligations or its obligations with respect to Receivables;

         (b) neither the Agent nor Gotham shall have any obligation or liability with respect to any Receivables or related Receivables Documentation, nor shall any of them be obligated to perform any of the obligations of SCI thereunder; and

         (c) SCI shall pay to the Servicer a servicing fee of 0.25% per annum on the outstanding portion of the Facility Amount and shall pay, or reimburse the Servicer for, its reasonable costs and expenses in connection with acting as Servicer hereunder.

                  SECTION 7.06. Semi-Annual Servicer's Certificate . SCI agrees to deliver to the Agent on or before each April 15 and October 15 of each calendar year, commencing April 15, 1997, an Officer's Certificate stating that
(i) a review of the activities of the Servicer, as the case may be, during the preceding six months and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed its obligations under this Agreement in all material respects throughout such six-month period (including its obligations to prepare and deliver each Settlement Statement in compliance with the terms of this Agreement), or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  SECTION 7.07. Annual Independent Public Accountant Servicing Report. Annually, on or before October 15 of each year, commencing October 15, 1997, the Servicer shall furnish to the Agent a statement from a firm of independent public accountants stating that: (1) they have reviewed this Agreement and the Settlement Statements and Receivables and Loan Reports for the immediately preceding fiscal year and certain documents and records relating to the servicing of the Receivables during such period, (2) the calculations contained in such Settlement Statements have been performed in accordance with the provisions of this Agreement and (3) based upon their review, nothing came to their attention that caused them to believe that the information in any such Settlement Statement or Receivables and Loan Report was not correct or that such servicing was conducted in material violation of this Agreement, except for such exceptions as shall be set forth in such report. The Servicer shall make diligent efforts to comply with any recommendations contained in such report and shall each deliver an Officer's Certificate not later than 30 days thereafter describing the scope and progress of such efforts.

                  SECTION 7.08. Lock-Box Notices. The Agent is hereby authorized at any time following the occurrence and during the continuance of a Termination Event to date, and to deliver to the Lock-Box Bank, the Lock-Box Notice delivered hereunder. SCI hereby, effective upon delivery of the Lock-Box Notice to the Lock-Box Bank, transfers to Agent the exclusive ownership and control of the Lock-Box Account; and shall take any further action that Agent may reasonably request, to effect such transfer. In case any authorized signatory of SCI whose signature shall appear in the Lock-Box Notice shall cease to have such authority before the delivery of the Lock-Box Notice, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery.


                                  ARTICLE VIII

                               TERMINATION EVENTS

If any of the following events (each, a "Termination Event") shall occur and be continuing:

         (a)(i) the Servicer shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 8.01(a)) and such failure shall remain unremedied for ten (10) Business Days or (ii) either the Servicer (if other than SCI) or SCI shall fail to make any payment or deposit to be made by it hereunder when and as due;

         (b) SCI shall fail to perform or observe any term covenant or agreement contained in Sections 6.01(b), 6.02 (a), (b), or (c) or 6.03(b) or (e) through (h) inclusive or the Guarantor shall fail to perform or observe any term covenant or agreement contained in Sections 6.01(b) or 6.01(c);

         (c) any representation or warranty or statement made by (i) SCI (or any of its officers) contained in Sections 5.01(b), (e), (i), (j), (l) or (m) of this Agreement or (ii) the Guarantor (or any of its officers) contained in Sections 5.02(b) or (e) of this Agreement shall prove to have been incorrect in any material respect when made;

         (d) (i) if SCI or the Guarantor shall fail to perform or observe any other term, obligation, covenant or agreement contained herein, on its part to be performed or observed, in this Agreement (other than, in the case of SCI, in Sections 6.01(b), 6.02 (a), (b), or (c) or 6.03(b) or (e) through
     (h) inclusive and in the case of the Guarantor, in Sections 6.01(b) or 6.01(c)) and any such failure remains unremedied, for forty-five (45) days after the earlier of (I) notification of such failure by Gotham or (II) the date on which any Executive Officer of SCI or of the Guarantor knew (or should have known) of such failure, or (ii) if any representation or warranty made by SCI or the Guarantor in this Agreement (other than, in the case of SCI in Sections 5.01(b) (e), (i), (j), (l) or (m) and in the case of the Guarantor, in Sections 5.02(b) or (e)), or in the Contract shall prove to have been incorrect in any material respect when made, any such representation or warranty continues to be incorrect in any material respect for forty-five (45) days after the earlier of (I) notification of such incorrectness by Gotham or (II) the date on which any executive officer of SCI or of the Guarantor knew (or should have known) of such incorrectness;

         (e) with respect to any Debt or Debts in an aggregate principal amount equal to or greater than $10,000,000, the Guarantor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of the Guarantor or any of its Subsidiaries if the effect of such event or condition is to permit the holders of such Debt (or any Trustee or other Person acting in their behalf) to: (I) accelerate the maturity of any Debt or Debt of the Guarantor or any of its Subsidiaries in an aggregate principal amount equal to or greater than $10,000,000; or (II) terminate any undrawn commitment under any Contractual Obligation pursuant to which any such Debt or Debts could otherwise have been incurred; or
     (III) require that any such Debt be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt be required to be made; provided, that, in the case of any such event occurring with respect to the Revolving Credit Agreement, any waiver thereof which is effective under the Revolving Credit Agreement shall be effective hereunder if the following conditions are met: (A) the waiver under the Revolving Credit Agreement becomes effective within 30 days of the occurrence of the event referred to above; (B) Gotham is granted, within such 30-day period, pursuant to documentation satisfactory to Gotham and its counsel, the same covenants, representations and agreements (including without limitation as to increase in applicable margin) and (III) Gotham is granted (on a pro rata basis, based on respective outstanding principal amounts, or as applicable the outstanding Aggregate Net Investment), within such 30-day period and pursuant to documentation satisfactory to Gotham and its counsel, all monetary and other financial consideration received or agreed to be provided the banks under the Revolving Credit Agreement in connection with the waiver; and provided, further, that, any waiver of a Termination Event under this Subsection (e) which becomes effective pursuant to the foregoing proviso shall be effective only with respect to the specific event with respect to which the waiver was given and shall not affect any other, or subsequent, Termination Event;

         (f) Gotham shall for any reason (other than release thereof by Gotham) cease to have a valid and perfected first priority ownership interest, free and clear of all Adverse Claims, in all Purchased Receivables and in the Related Security and Collections with respect thereto; or Gotham shall for any reason cease to have a valid and perfected first priority security interest, free and clear of all Adverse Claims, in the Inventory Facility Collateral;

         (g) the Guarantor, SCI or any of its other Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor, SCI or any of its other Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it, either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Guarantor, SCI or any of its other Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g);

                  (h)  a Change of Control shall occur;

         (i)  a Material Adverse Change shall occur;

         (j) (I) the Compromised Receivables Ratio shall at any time exceed 1%; or (II) the Default Ratio shall at any time exceed 5%;

         (k) the Contract shall for any reason cease to be in full force and effect; then, and in any such event, the Agent shall, at the request of Gotham, or may with the consent of Gotham, by notice (a "Notice of Termination") to SCI declare the Termination Date to have occurred, whereupon: (i) Gotham's obligations under Articles II and III shall automatically terminate; (ii) the principal amount of all Loans which are not at the time Non-Recourse, together with all interest, Discount, fees, and all other amounts unpaid hereunder shall forthwith become immediately and automatically due and payable in full, without demand, protest or further notice of any kind, all of which are hereby expressly waived by SCI; provided, however, that in the event of the occurrence of any event described above in subsection (g), the Termination Date shall automatically occur, without notice or action of any kind by Gotham or the Agent; (iii) the Agent may exercise with respect to the Receivables and Related Security and with respect to the Inventory Facility Collateral all rights and remedies available to a secured party upon default under the UCC as in effect in the State of New York; and (iv) the Agent may exercise any and all other remedies available at law, in equity, by contract or otherwise.